TERM NOTE

DATE:	September 22, 2006

PRINCIPAL:	Up to and Including $3,000,000.00

INTEREST:	Six (6) Months LIBOR plus 165 BPS per annum.

ON DEMAND AND FOR VALUE RECEIVED, JUBILANT PHARMACEUTICALS INC. (the “Borrower”), a corporation organized and existing under the laws of the State of Delaware, and having its principal place of business at 207 Kiley Drive, Salisbury, Maryland, hereby promises to pay to the order of BANK OF BARODA, at its office at 1 Park Avenue, New York, N.Y. 10016, (“Lender”), or at such other place as Lender may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal sum of $3,000,000.00, or if different from such amount, the unpaid principal balance of the Term Loan Advances as may be due and owing to Lender under the Agreement, as defined below payable in accordance thereof, together with accrued interest outstanding thereon, at a rate of SIX (6) months LIBOR plus 165 bps, per annum, subject to change at Lender’s discretion. LIBOR shall mean the British Bankers’ Association interbank offered rates for deposits, which appear on the relevant page of the Telerate Service, or if not available, on the relevant pages of any other service that displays such British Bankers’ Association rates.

The LIBOR in effect at any time is only a reference point, and may not be the actual or lowest rate of interest charged to prime customers of the Lender. Each change in the rate shall take effect as of the opening of business on the date of such change. The rate shall be computed on the number of actual days elapsed in a 360 day year of 30 day months. Provided, however, that if any payment shall otherwise be payable on a day on which Lender is not open for regular business, it shall be payable on the next day on which Lender is open for regular business, and such extension of time shall be included in the period for computation of interest. In no event shall the amount of interest payable hereunder exceed the maximum amount permitted under applicable law.

If the Note would, at any time, require payment to the Lender of an amount of interest in excess of the maximum amount then permitted by law, such interest payments to the Lender shall be reduced to the extent necessary so as to ensure that the Lender shall not receive interest in excess of such maximum amount.

This Note is referenced in the terms and conditions of a Credit Agreement between the parties hereto. (the “Agreement”).

PAYMENTS.      Payments of interest shall be due and payable on the first day of the first month following the date upon which the funds are disbursed and on the first day of every month thereafter. The principal amount of the said loan is repayable in eight (8) equal installments made every six months, commencing twelve (12)months following the weighted average drawdown date, as defined and provided for in Section 3 of the Agreement. Payments due to Lender herein, shall be made in full, without any deductions, setoffs, assertions, claims, counterclaims, defenses, etc.

DEFAULT. Upon the event of a default under the terms of this Note or the Agreement, the outstanding principal balance hereunder, and all outstanding interest due to Lender, shall be forthwith due and payable in the manner, upon the conditions and with the effect provided for in the Agreement.

If the Borrower defaults under the terms of this Note or the Agreement, the interest rate on the outstanding principal balance shall be equal to TWO (2%) Percent over the said contracted rate per annum.

In the event of a default, the Borrower agrees to pay all costs of collection, including reasonable attorneys fees and disbursements, incurred by Lender in connection with the collection of amounts due hereunder, and in accordance with the terms and conditions of the Agreement.

PREPAYMENT. The Borrower may, at its option, prepay the principal amount, in whole or in part, on any business day, prior to maturity, in accordance with Section 3 of the Agreement.

WAIVER. Each and every maker, endorser, guarantor, or surety on this Note, and all others who may become liable for the payment of all or any part of the obligation evidenced hereby, do hereby waive diligence, presentment and demand for payment, notice of nonpayment, protest, notice of protest and notice of dishonor of this Note, and do hereby consent to any number of renewals of this Note and extensions of the time for repayment hereof of any of the sums advanced under the Mortgage or the other documents related hereto, and agree that any such renewals or extensions may be made without notice to any of such parties and without affecting their liability hereunder. In addition, said parties hereby consent to the release of any part or all of the security for the payment hereof and to the release of any party liable hereon, all without affecting the liability of the other persons or entities liable for the payment of this Note.

VALIDITY. If any portion of any one or more of the provisions contained in this Note or in any document executed in connection herewith shall be declared invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the rest of such provision or the remaining provisions contained herein shall not in any way be affected or impaired.

CHANGES. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the Borrower and Lender.

NOTICE. Any notices given hereunder shall be given in the manner provided in the Agreement of even date.

REPRESENTATIONS. The representative of the Borrower subscribing below certifies and warrants that he has full power, authority, and legal right to execute and deliver this Note to Lender on behalf of the Borrower, and that the debt hereunder constitutes a valid and binding obligation of the Borrower. He further specifically represents that he has read, fully understands, and expressly agrees, for and on behalf of the Borrower, to every term and condition stated herein.

GOVERNING LAW.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to any choice of law provisions. The Borrower hereby consents to the jurisdiction of the Courts of the State of New York and/or the United States District Court for the Southern District of New York, and waives any defense based on lack of personal jurisdiction, improper venue, and/or inconvenient forum. The Borrower, with full understanding and knowledge of the consequences, further, IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY with respect to any suit which may arise hereunder.

IN WITNESS WHEREOF, the party named below has duly executed this Note on the date first written above.

BORROWER:

JUBILANT PHARMACEUTICALS INC.

By:	/s/ Christopher Worrell
Name: Christopher Worrell
Title: President/CEO

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: CFO

GUARANTORS

JUBILANT PHARMA PTE. LIMITED

By:	/s/ R. Sankaraiah
Name: R. Sankaraiah
Title: Director

TRIGEN LABORATORIES INC.

By:	/s/ Ram Potti
Name: Ram Potti
Title: President

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) ss

On the 22 day of September, 2006, before me personally appeared Kamal Mandan, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individuals acted, executed the instrument.

RICHARD S. LAST
Notary Public, State of New York
No. 31-4761834	/s/ Richard S. Last
Qualified in Westchester County	Notary Public
Certificate filed in New York County
Term Expires Dec. 31, 2006

STATE OF NEW YORK	) ss
COUNTY OF NEW YORK	)

On the 22 day of September, 2006, before me personally appeared Ram Potti, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument on behalf of Trigen Laboratories Inc, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

RICHARD S. LAST
Notary Public, State of New York
No. 31-4761834	/s/ Richard S. Last
Qualified in Westchester County	Notary Public
Certificate filed in New York County
Term Expires Dec. 31, 2006

STATE OF	)
REPUBLIC OF INDIA	) ss

On the     day of      , 2006, before me personally appeared                           , personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument on behalf of Jubilant Pharma Pte Limited, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
COUNTY OF NEW YORK	) ss

On the    day of                , 2006, before me personally appeared Christopher Worrell and Kamal Mandan, personally known to me or proved to me on the basis of satisfactory evidence, to be the individuals whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their respective capacities, and that by their signatures on the instrument, the individuals, or the persons upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	) ss
COUNTY OF NEW YORK	)

On the      day of                , 2006, before me personally appeared                      , personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument on behalf of Trigen Laboratories Inc, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF	)
REPUBLIC OF INDIA	) ss

On the 20th day of September, 2006, before me personally appeared MR R. SANKARAIAH, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument on behalf of Jubilant Pharma Pte Limited, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[SEAL]	ATTESTED /s/ S. K. Sharma S. K. SHARMA NOTARY PUBLIC NOIDA, U.P.	[SEAL]
20 SEP 2006